SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                  ISRAMCO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4.    Proposed maximum aggregate value transaction:

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      2.    Form, Schedule or Registration Statement No.:

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      4.    Date Filed:

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

                                  ISRAMCO, INC.
                              11767 Katy Freeway,
                              Houston, Texas 77079

                    Notice of Annual Meeting of Stockholders

      NOTICE IS HEREBY GIVEN that the 2000 annual meeting (the "Annual Meeting") of stockholders of ISRAMCO, INC. (the "Company") will be held at the Company's premises at 11767 Katy Freeway, Houston, Texas 77079, in the 4th Floor Conference Room, on October 24, 2000 at 10:00 A.M., local time, for the following purposes:

      (i) to elect five directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors shall have been duly elected and qualified;

      (ii) to ratify the appointment of KPMG LLP, as independent public accountants of the Company for the year ending December 31, 2000; and

      (iii) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

      The Board of Directors has fixed the close of business on September 25, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

      If you do not expect to be personally present at the Annual Meeting but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you complete, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided.

                                       By Order of the Board of Directors

                                       Haim Tsuff
                                       Chairman of the Board
                                       Chief Executive Officer

October 10, 2000

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                  ISRAMCO, INC.
                              11767 Katy Freeway,
                                 Houston, Texas

                                 PROXY STATEMENT

                     For the Annual Meeting of Stockholders
                         To be held on October 24, 2000

                                  Introduction

      This Proxy Statement is sent to stockholders of Isramco, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2000 annual meeting (the "Annual Meeting") of Stockholders of the Company to be held at the Company's premises at 11767 Katy Freeway, Houston, Texas 77079, in the 4th Floor Conference Room, on Tuesday October 24, 2000 at 10:00 A.M., local time, and any adjournment(s) thereof. The purposes of the Annual Meeting are:

      (i) to elect five directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors shall have been duly elected and qualified;

      (ii) to ratify the appointment of KPMG, LLP, as independent public accountants of the Company for the year ending December 31, 2000; and

      (iii) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

      If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted for the (i) election as directors of the nominees of the Board of Directors named below; (ii) proposal to ratify the appointment of KPMG, LLP, as independent public accountants of the Company for the year ending December 31, 2000; and (iii) in the discretion of the Proxies named in the proxy card, on any other proposals to properly come before the Annual Meeting or any adjournment thereof.

      Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed proxy bearing a later date or a written instrument revoking the proxy or by personally appearing at the Annual Meeting. This Proxy Statement is first being mailed to stockholders on or about October 10, 2000.

                       VOTING RIGHTS AND VOTING SECURITIES

      All voting rights are vested exclusively in the holders of the Common Stock. Only holders of Common Stock of record at the close of business on September 25, 2000, will be entitled to receive notice of and to vote at the Annual Meeting. As of September 25, 2000 the Company had outstanding a total of 2,639,853 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held either in person or by proxy.

      The holders of a majority of the issued and outstanding Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions and broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the shares present in person or by proxy is required for approval of Proposal No. 1 (Election of Directors); and the affirmative vote of a majority of the shares present in person or by proxy is required for approval of Proposal No. 2 (Ratification of Independent Public Accountants). Abstentions will have no effect on Proposal No. 1 and will be counted as votes against Proposal No. 2. Broker non-votes will have no effect on Proposals No. 1 and 2.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth, as of September 25, 2000, certain information with respect to the beneficial ownership of common stock by (i) each director, (ii) each executive officer named in the Summary Compensation Table and (iii) all directors and executive officers as a group:

                                            Shares of common stock    Percent of
Name and Address of Beneficial Owner        Beneficially Owned        Class (1)

Haim Tsuff (2)                                        1,395,217(3)    50.19%

Jackob Maimon (2)                                        69,995(4)    2.52%

Daniel Avner(2)                                               0       *

Yossi Levy(2)                                                 0       *

Pinchas Pinchas(2)                                            0       *

Tina Maimon Arckens(2)                                        0       *

Prof. Avihu Ginzburg(2)                                       0       *

Prof. Linda Canina(2)                                         0       *

All directors and
Officers as a group                                   1,465,212       52.71%

* Less than 1%

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from September 25, 2000 upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from September 25, 2000 have been exercised.

(2) The address of such person is c/o Isramco, Inc., 1770 St. James Place, Suite 607, Houston Texas

(3) Haim Tsuff owns 100% of United Kingsway Ltd., which through YHK General Manager Ltd., controls various entities, which may be deemed to control the Company. In March 2000, Mr. Tsuff was granted five year options to purchase up to 69,995 shares of the Company's stock

(4) In March 2000, Mr. Maimon was granted five year options to purchase up to 69,995 shares of the Company's stock.

      The following table sets forth, as of September 25, 2000, certain information with respect to the beneficial ownership of common stock by each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock:

                                            Shares of common stock    Percent of
Name and Address of Beneficial Owner        Beneficially Owned        Class (1)

Naphtha Holdings Ltd. *                          1,325,222            47.67%

Haim Tsuff *                                        69,995             2.52%

United Kingsway Ltd. *

YHK Investment Limited Partnership *

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from September 25, 2000 upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from September 25, 2000 have been exercised.

* Haim Tsuff owns and controls 100% of United Kingsway Ltd. (Kingsway) which holds a 74% interest in YHK Investment Limited Partnership (YHK). Avraham Livnat Ltd. through its subsidiary Carmen Management and Assets (1997) Ltd. owns 26% of YHK. The General Partner of YHK is YHK General Manager Ltd. and Haim Tsuff, Joseph Tsuff (the father of Haim Tsuff) and Tina Maimon-Arckens (the sister of the Chairman of the Board of Naphtha are the directors of YHK General Manager Ltd. YHK owns of record 42.4% of Equital Ltd. (formerly known as Pass-port Ltd.), Equital Ltd. owns 42.4% of J.O.E.L. - Jerusalem Oil Exploration Ltd.
(JOEL), JOEL owns 86.6% of Naphtha, which holds 100% of Naphtha Holdings Ltd. JOEL also owns 8.2% of the shares of Equital Ltd.. Naphtha Holdings Ltd. owns of record approximately 47.67% of the issued and outstanding common stock of the Company.

      Information regarding these relationships is set forth on the Chart of Ownership and in Schedule 13d filings and amendments made thereto made on behalf of the above entities, which are on file with the Securities and Exchange Commission.

      As a result of the foregoing, Haim Tsuff, Kingsway, YHK, Equital Ltd., JOEL, Naphtha and Naphtha Holdings Ltd. may be deemed to control the Company.

                             EXECUTIVE COMPENSATION

      The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during the Company's fiscal years ended December 31, 1999, 1998 and 1997 by the Company's former Chief Executive Officer and other "named executive officers," as defined under the rules and regulations of the Securities Act of 1933, as amended (the "Securities Act").

                           SUMMARY COMPENSATION TABLE

Name and
Principal Position                   Annual Compensation                 Long-Term Compensation

                                                                                  Awards
                                                                       Restricted       Securities
                                                       Other Annual    Stock            Underlying
                           Year     Salary    Bonus    Compensation    Award(s)($)      Options(#)
                           ($)      ($)       ($)
Haim Tsuff                 1999     240,000   60,000   --              --               --
Chairman of the Board      1998     240,000       --   --              --               --
and Chief Executive        1997     216,000       --   --              --               --
Officer

Jackob Maimon              1999      40,000       --   --              --               --
President(1)               1998          --       --   --              --               --
                           1997          --       --   --              --               --

Daniel Avner               1999     172,500   45,000   --              --               --
Vice President,            1998      90,000       --   --              --               --
Former President(2)        1997      37,900       --   --              --               --

Yossi Levy                 1999     109,000   23,700   --              --               --
Branch Manager             1998      88,000       --   --              --               --
                           1997      92,230       --   --              --               --

Pinchas Pinchas            1999      48,000       --   --              --               --
Controller Branch          1998      48,000       --   --              --               --
Office                     1997          --       --   --              --               --

[Joshua Folkman            1999     101,000    9,400   --              --               --
Exploration Manager        1998      95,600       --   --              --               --
Branch Office              1997     101,128       --   --              --               --]

(1) Mr. Maimon was elected to the position of President and elected as a director in November of 1999.

(2) Mr. Avner resigned from his position as President of the Company in October 1999, whereupon he was elected as a Vice-President.

                             OPTIONS GRANTED IN 1999

      There were no grants of any options in 1999.

       AGGREGATED OPTION EXERCISES IN 1999 AND 1999 YEAR END OPTION VALUES

                                                    Number of Securities
                                                    Underlying Unexercised        Value of Unexercised
                    Number of                       Options at                    in-the-Money Options
                    Shares                          December 31, 1999(#)          at December 31, 1999($)
                    Acquired on    Value
Name                Exercise (#)   Realized ($)     Exercisable / Unexercisable   Exercisable(1)/Unexercisable
Joshua Folkman      0              0                2,000(2)                      0

Raanan Wiessel(1)   0              0                2,500(2)                      0

(1) The services of Raanan Wiessel, the Company's former treasurer and controller of the Company's Israel Branch, were terminated as of December 1997.

(2) The value reported is based on the closing price of the common stock of the Company as reported on NASDAQ on the date of the exercise less the exercise price.

Stock Option Plan

      Directors, officers, employees and consultants of the Company and its subsidiaries adopted the Company's Stock Option Plan with the intention of encouraging stock ownership. The plan provides for stock options of up to 50,000 shares of common stock of the Company (after giving effect to the reverse stock split). Options may either be options intended to qualify as "incentive stock options" or "non-statutory stock options", as those terms are defined in the Internal Revenue Code.

            Employees (including officers) of the Company are eligible to receive incentive stock options, however, non-statutory stock options may be granted to officers, directors, employees and consultants of the Company and its subsidiaries. Options are granted for a period of up to ten (10) years from the grant date for an exercise price of not less than 100% of the fair market value of the securities of the Company's common stock on the date of grant. As of this date no persons have been appointed to fill the current vacancies on the committee which administers this plan.

            The full board of directors of the Company participates in deliberations concerning executive officers' compensation.

            Employment/Consulting Agreements

            In May of 1996 the Company entered into a Consulting Agreement with Goodrich Global L.T.D. B.V.I., a company owned and controlled by Haim Tsuff, the Chairman of the Board of Directors and Chief Executive Officer of the Corporation. Pursuant to this Consulting Agreement which had a term of two (2) years, the Company agreed to pay the sum of $144,000 per annum in installments of $12,000 per month, in addition to reimbursing all reasonable business expenses incurred during the term in connection with the performance of services on behalf of the Company. In April 1997 the consulting compensation was increased to $240,000 per annum and in December 1997 the term of the Agreement was extended to May 31, 2001. The Consulting Agreement provides that the term shall be automatically extended for an additional term of three (3) years, commencing June 1, 2001, unless the Company has given notice at least ninety
(90) days prior to June 1, 2001, that it does not intend that the term be renewed.

            In November of 1999 the Company entered into a Consulting Agreement with Worldtech Inc., a Mauritus company of which Jackob Maimon, the President of the Company, is a director. Pursuant to this Consulting Agreement which is in effect through May 31, 2001, the Company agreed to pay the sum of $240,000 per annum in installments of $20,000 per month, in addition to reimbursing all reasonable business expenses incurred during the term in connection with the performance of services on behalf of the Company. The Consulting Agreement as amended, provides that the term shall be automatically extended for an additional term of three (3) years, unless the Company has given notice at least ninety (90) days prior to the scheduled expiration, that it does not intend that the term be renewed.

            In August of 1997 the Company entered into a Consulting Agreement with Romulas Investment Ltd. (which Agreement has been assigned to Remarkable Holdings Ltd.), a company which is wholly owned and controlled by Daniel Avner, the Vice-President of the Company. Pursuant to this Agreement which has a term of one (1) year through July 31, 1998, the Company has agreed to pay the Consultant the sum of $7,500 per month plus expenses. In February 1999, the Consulting Agreement was amended to increase the monthly compensation payable thereunder to $15,000 and pursuant to the amendment, the reimbursement of expenses was disallowed. The Company has also agreed to make provide a company car and company furnished apartment to Consultant, if available. The Consulting Agreement is in effect through July 2001.

            In November of 1996 the Company entered into an Employment Agreement with Yossi Levy, the Managing Director of Naphtha Israel Petroleum Company Ltd. to employ Mr. Levy as the General Manager of the Israel Branch of the Company.

            Mr. Pinchas is employed as Controller of Naphtha and J.O.E.L., affiliates of the Company. As of January 1, 1998, the Company participates in the payment by J.O.E.L. of Mr. Pinchas' salary in an aggregate monthly amount of $4,000.

            Joshua Folkman is employed as Explorations Manager. In the event that the Company elects to terminate Mr. Folkman's employment hereunder for any reason other than cause, then Mr. Folkamn is entitled to a one-lump sum payment of $63,000.

                                PERFORMANCE GRAPH

                  The following graph compares the yearly percentage of change in the Company's cumulative stockholder return on its Common Stock (assuming reinvestment of dividends at date of payment into Common Stock of the Company) to the cumulative total return on the NASDAQ Market Index ("NASDAQ Index") and the cumulative total return on the Standard & Poors Oil Composite Index ("Peer Index") for the period of five years commencing on January 1, 1995 and ending on December 31, 1999. The graph assumes that $100 was invested on January 1, 1995 in the Common Stock of the Company, The NASDAQ Index and the Peer Index, and further assumes no payment or reinvestment of dividends.

                  The graph shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as ammended, or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this graph by reference.

                                         PEER
                        NASDAQ           INDEX          Company
                        ------           -----          --------
                          $                $                $
       12/31/95          140              125              62
       12/31/96          172              153              42
       12/31/97          209              183              67
       12/31/98          292              194              21
       12/31/99          541              224              32

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On January 21, 1998, the Company entered into a Inventory Management Agreement with Equital Ltd. pursuant to which the Company is obligated to pay to Equital Ltd. $1,650 plus VAT payable December, March, June and September of each year during the term of the Agreement. In the case of the drilling of a well if the total monthly hours of services provided to the Company by Equital Ltd. exceed 30 hours per month, then the Company shall pay an additional $40.00 per hour plus VAT for services rendered. The Agreement may be terminated on three
(3) month's written notice. The Company believes that the prices charged by Equital Ltd. to the Company for these services are comparable to the cost for such services negotiated in arm's length transactions. Equital Ltd. may be deemed to be a control person to the Company.

      Pursuant to the agreement terminating the employment of Mr. Toledano as the Company's President and Chief Operating Officer in October 1995, Mr. Toledano executed a Covenant Not to Compete Agreement with the Company. Pursuant to the terms of the Covenant Not to Compete, Mr. Toledano agreed that for a period of five (5) years he would not directly or indirectly compete with the Company in connection with the exploration for oil and gas in the State of Israel, the territorial waters off Israel or the territories currently under control of the State of Israel. In consideration for the Covenant Not To Compete, the Company paid to Mr. Toledano the sum of $200,000. The Company also entered into a Consulting Agreement with Natural Resources Exploration Services B.V., a Netherlands corporation controlled by Mr. Toledano. Pursuant to the Consulting Agreement between the Company and Natural Resources Exploration Services B.V., the Company paid a lump sum payment of $72,000 to Natural Resources Exploration Services B.V. to provide the services of Mr. Toledano to the Company through June 23, 1997.

            In July of 1995 the Company formalized its existing oral consulting agreement with Dr. Joseph Elmaleh and entered into a written Consulting Agreement for the payment to Dr. Elmaleh of an annual fee of $99,000 payable in equal monthly installments of $8,250. The expiration of the term of the Consulting Agreement commenced August 1, 1995 and was to expire July 31, 1997. Under the terms of a Termination Agreement made on April 17, 1996, Dr. Elmaleh resigned as the Chairman of the Board, Chief Executive Officer and a director of Isramco and its subsidiaries, the Company terminated the 1995 Consulting Agreement with Dr. Elmaleh and (i) paid to him the sum of $123,750 representing the balance of unpaid consulting fees; (ii) paid to him the sum of $270,000 for a non-compete agreement for a term of three (3) years in connection with the exploration for oil and gas in the State of Israel, the territorial waters off Israel or the territories currently under control of the State of Israel. The Company also purchased from Southern Shipping and Energy Inc. (a company controlled by Dr. Elmaleh) 292,675 shares of the common stock of the Company held by Southern Shipping and Energy Inc. for a purchase price of $208,238.

            In March 2000, each of Messrs. Tsuff and Maimon were granted five year options to purchase up to 69,995 shares of the Company's common stock at an exercise price per share of $4.28.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

                                 PROPOSAL NO. 1
                              Election of Directors

            The Board of Directors of the Company currently consists of five (5) members. The five persons named below have been nominated by the Board of Directors for election to hold office until the next annual meeting and until their successors are elected and have been qualified.

            It is the intention of the persons named in the accompanying proxy to vote FOR the election of the persons named below as directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxies will be voted (in the discretion of the holders of such proxies) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board of Directors is not aware of any circumstances likely to cause any nominee to become unavailable for election.

Information Concerning Directors, Director Nominees and Executive Officers

            The following table sets forth the name, age and position of each Director and Director nominee:

Name                                     Age     Position
----                                     ---     --------
Haim Tsuff ........................      42      Chairman of the Board, Chief
                                                 Executive Officer and Director

Jackob Maimon .....................      44      President, Director

Tina Maimon Arckens ...............      46      Director, Secretary

Avihu Ginzberg ....................      74      Director

Linda Canina ......................      46      Director

      All officers serve until the next annual meeting of directors and until their successors are elected and qualified.

      Haim Tsuff has been a director of the Company since January 1996 and the Chairman of the Board of Directors and Chief Executive Officer since May 1996. Mr. Tsuff is the sole director and owner of United Kingsway Ltd. and Chairman of YHK General Manager Ltd. (which entity effectively controls Equital Ltd., JOEL Ltd., Naphtha, Naphtha Holdings Ltd., public companies in Israel) and may be deemed to control the Company. During the past five years, Mr. Tsuff has served as General Manager of Painton Chemical Industries Ltd., a private company, which produces printed material. Mr. Tsuff is also the Managing Director of Y. Habaron Ltd. (real estate), Painton Chemical Factors Ltd. (printed material), Madad Ltd. (printed material), Benfica Holdings Ltd. (construction) and Benfica Ltd. (construction), all of which are private companies. See Security Ownership of Certain Beneficial Owners.

      Jackob Maimon has been President of the Company since November of 1999. Mr. Maimon is the Chairman of the Board of Directors of Naphtha Israel Petroleum Corporation Ltd. ("Naphtha") an Israeli entity, which holds indirectly through Naphtha Holdings, Ltd. Another

Israeli entity, over 50% of the issued and outstanding stock of the Company. Mr. Maimon has held the position at Naphtha since August 1996. Mr. Maimon is the brother of Tina Maimon Arckens, a director of the Company.

      Tina Maimon Arckens has been a director of the Company since March 1997 and Secretary of the Company since July 14, 1998. Mrs. Arckens is a director of YHK General Manager Ltd. Mrs. Arckens is the sister of Jackob Maimon, the Chairman of the Board of Directors of Naphtha Israel Petroleum Corp. Ltd. Mrs. Maimon Arckens is a housewife.

      Linda Canina has been a director of the Company since December 1997. From 1993 to the present Dr. Canina has held the position of Professor of Finance at Cornell University, Ithaca, New York. From August 1996 through July 1998 Dr. Canina also held the position of Visiting Assistant Professor of Finance at the Recanati School of Business in Tel Aviv, Israel. From July 1992 - January 1993 Dr. Canina was a Research Fellow, Johnson Graduate School of Management, Cornell University.

      Avihu Ginzburg has been a director of the Company since July 1997. Dr. Ginzburg is currently Emeritus Professor in Geophysics at Tel Aviv University. In 1996 he was Visiting Professor in Exploration Geophysics at Curtin University, Perth, Western Australia; and, Research Fellow at the Department of Geological Sciences, University College, London. From 1992 - 1995 Dr. Ginzburg held the position of Chairman of Geophysics and Planetary Science at Tel Aviv.

            Except as noted above, there are no family relationships between any of the above executive officers, and there is no arrangement or understanding between any of the above executive officers and any other person pursuant to which he was selected as an officer. Each of the above executive officers was elected by the Board of Directors to hold office until the next annual election of officers and until his successor is elected and qualified or until his earlier resignation or removal.

            The following individuals are not Directors or Director nominees, but serve as Executive Officers of the Company or its subsidiaries.

Name                       Age                     Position
----                       ---                     --------

Daniel Avner               38                      Vice President

Yossi Levy                 48                      Branch Manager, Israel Branch

Pinchas Pinchas            46                      Chief Controller, Israel

      Daniel Avner has been President of the Company from July 1997 through October 1999, whereupon he resigned. Upon his resignation from the position of president, Mr. Avner was elected in October 1999 as Vice President. On July 9, 1998, Mr. Avner resigned as director and as Secretary of the Company, positions which he has held since May 1996. Since 1992, Mr. Avner has been the General Manager of E.D.R. GMBH Co., a company that engages in investment, development and management of residential property in Germany. From 1991 to 1992 Mr. Avner was a Financial Analyst with Proctor & Gamble Company in Germany. Mr. Avner holds a BA Degree in Accounting and Economics from the University of Tel Aviv and a Masters of Business Administration from Duke University.

            Yossi Levy has been Branch Manager of the Company's Branch Office in Israel since August 1996. Since 1988 Mr. Levy has held the position of General Manager of Naphtha - Israel Petroleum Corp. Ltd. (Naphtha), a public company in the oil and gas business in Israel. Since 1995.

            Pinchas Pinchas has been the Chief Controller of the Company's Israel Branch since December 31, 1997. Mr. Pinchas serves as the Controller of Naphtha (which holds 100% of Naphtha Holdings Ltd., which company holds 50.2% of the outstanding common stock of the Company and also as controller of J.O.E.L. (which holds approximately 87% of Naphtha).

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                                 PROPOSAL NO. 2
                 Ratification of Independent Public Accountants

            The Board of Directors has appointed the firm of KPMG LLP, as independent auditors to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2000, subject to ratification by the Company's stockholders. A representative of KPMG LLP is expected to attend the Annual Meeting and will be available to respond to appropriate questions. Such representative also will have the opportunity, if desired, to make a statement to the stockholders.

Board Recommendation

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

                                  OTHER MATTERS

            Management does not intend to present to the meeting any matters other than matters referred to herein, and as of this date Management does not know of any matter that will be presented by other persons named in the attached proxy to vote thereon in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

            Under the rules of the SEC, proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be made in accordance with the By-laws of the Company and received by the Company, at its principal executive offices, for inclusion in the Company's proxy statement for that meeting, no later than April 1, 2001. The Company's Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2001 proxy statement.

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                                       12


                          ANNUAL AND QUARTERLY REPORTS

            Enclosed is the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including audited financial statements, and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000. Such Annual Report on Form 10-K and Quarterly Report on Form 10-Q do not form any part of the material for the solicitation of proxies.

                             SOLICITATION OF PROXIES

            The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

                                  ISRAMCO, INC.
                              11767 Katy Freeway,
                              Houston, Texas 77079

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 24, 2000

            The undersigned hereby constitutes and appoints HAIM TSUFF AND J. MONROE CUTLER, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all the shares of common stock, par value $.001 per share, of ISRAMCO, INC., that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of ISRAMCO, INC., to be held on October 24, 2000, and at any adjournment thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

            1. ELECTION OF DIRECTORS. Nominees: HAIM TSUFF, JACKOB MAIMON, TINA ARCKENS MAIMON, LINDA CANINA and AVIHU GINZBERG (Mark only one of the following boxes.)

                        VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any): _________________

                        VOTE WITHHELD from all nominees.

            2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP, AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000.

                      FOR                AGAINST                    ABSTAIN

            3. In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

                        (Continue and sign on other side)

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                                       14


                           (Continued from other side)

            The shares of Common Stock represented by this proxy will be voted in accordance with the foregoing instructions. In the absence of any instructions, such shares will be voted for the election of the nominees listed in Proposal No. 1 and for Proposal No. 2 and will be voted in the discretion of the proxies on such other matters as may properly come before the Annual Meeting.

            The undersigned acknowledges receipt of the accompanying Proxy Statement dated October 24, 2000.

                                       Dated: ____________________, 2000

                                       _________________________________________

                                       _________________________________________
                                               Signature of Shareholder(s)

                                       (When signing as attorney, trustee,
                                       executor, administrator, guardian,
                                       corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

                                       Please date and sign exactly as name
                                       appears above.

                                       I plan                I do not plan

to attend the Annual Meeting.